ARROW INTERNATIONAL, INC. 401 (K) PLAN

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-71568) of Arrow International, Inc. of our report dated June 5, 2007 relating to the financial statements and schedule of the Arrow International, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ BEARD MILLER COMPANY LLP

Beard Miller Company LLP
Reading, Pennsylvania
June 5, 2007

12